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                                                                   EXHIBIT 10.36
                            SECURED PROMISSORY NOTE


Date: October 18, 1996                                         Detroit, Michigan


     FOR VALUE RECEIVED, (including the grant of a warrant agreement exercisable for 300,000 shares of the Borrower's Common Stock at the purchase price of $1.31 per share, to be distributed in one or more warrant agreements, with the warrant agreements being exercisable at any time on or before October 18, 2006), Caraco Pharmaceutical Laboratories, Ltd., a Michigan corporation ("Borrower"), promises to pay to the order of Jay F. Joliat ("Lender"), at his offices located at 1411 N. Woodward, Suite 300, Birmingham, Michigan 48009 or at such other place as Lender may designate in writing, the principal sum of Three Hundred Thousand and 00/100 ($300,000) Dollars, together with interest at ten (10.0%) percent simple interest, payable as follows: interest only, with interest accruing commencing October 18, 1996, and with principal and all accrued interest due and payable upon the first to occur of the one year anniversary of the Closing Date or demand by the Lender.

     This Note may be prepaid in whole or in part at any time without premium or penalty. All payments shall be made in lawful money of the United States of America.

     This Note is secured by a Loan Agreement which encumbers certain equipment associated with the packaging line owned by Borrower located in the City of Detroit, County of Wayne, State of Michigan.

     The following shall constitute a "Default" under the Note:

     (i) Failure by Borrower to pay the principal and interest on the due date;

     (ii) Default by Borrower under the Loan Agreement.

     Borrower, for itself, its successors, heirs and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest and presentment for the purpose of accelerating maturity, and all other notices and demands as required by law, except as expressly provided in this Note.

     This Note and all rights of Lender hereunder shall inure to the benefit of Lender's successors and assigns and shall bind Borrower and its successors and assigns.

     This Note shall be governed by and construed in accordance with the laws of the State of Michigan. If any provision of this Note is held by a court of competent jurisdiction to be invalid,


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void or unenforceable, the remaining provisions shall nonetheless continue in full force and effect without being impaired or invalidated in any way.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the date and year executed below Borrower's signature.



                                        CARACO PHARMACEUTICAL
                                         LABORATORIES, LTD., a Michigan
                                         corporation



                                        By /s/William R. Hurd
                                          ----------------------------
                                           William R. Hurd

                                        Its:  President
                                            --------------------------





Date:  October 18, 1996